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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We consent to the inclusion and incorporation by reference in this Registration Statement on Form S-4 of our report dated January 20, 1999 which appears on page F-1 of the annual report on Form 10-K of Union Bankshares, Ltd. for the year ended December 31, 1998 and elsewhere in this Registration Statement and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                 /s/ BAIRD, KURTZ & DOBSON
                                                 ---------------------------


Denver, Colorado
November 17, 1999